Exhibit 10.42

LEASE AGREEMENT

Date: April 28th, 2010

BETWEEN:

OLYMBEC DEVELOPMENT (2004) INC., having its head office at 333, Decarie Blvd, 5th Floor, St-Laurent, Quebec H4N 3M9, acting and represented by                    , duly authorized for the purposes of these presents,

Q.S.T.: 1018121341 TQ0001

G. S.T.: 140834946

(hereinafter referred to as the “Lessor”)

PARTY OF THE FIRST PART

AND:	DAVIDSTEA INC., having a place of business at 5625, Paré Street, City of Mount-Royal, Quebec H4P 1S1, acting and represented by Mr. David Segal, duly authorized for the purposes of these presents,

(hereinafter referred to as the “Lessee”)

MATRICULE: 1165187155

PARTY OF THE SECOND PART

THE PARTIES MUTUALLY AGREE AS FOLLOWS:

1.                                      LEASED PREMISES

The Lessor hereby leases unto the Lessee and the Lessee accepts the space, outlined on Schedule “A” attached hereto, having a rentable area of approximately TWENTY- THREE THOUSAND ONE HUNDRED FIFTY-TWO (23,152) SQUARE FEET (which includes service areas). The space forms part of the building owned by the Lessor and known as 5690-5700 Paré, in the City of Mount-Royal, Province of Quebec H4P 2M2 (the “Building”) which space bears civic number 5690 and 5692 Paré Street (the “Premises”) and represents 36.76% of the total rentable area of the Building as of the date of signature of this Lease. If the Building’s rentable area increases or decreases, an appropriate adjustment shall be made to the Lessee’s Proportionate Share.

The Lessor shall not be responsible as with regards to the accuracy of the information pertaining to the Lessee’s civic address of the Premises, as displayed in the above paragraph. The Lessee must verify such information, at its own costs.

2.                                      TERM OF LEASE, OCCUPANCY OF PREMISES, KEYS TO THE PREMISES

2.1                               Term of Lease

The term of the Lease shall be for a period of One (1) year (the “Term”) commencing on the 1st day of July, 2010 (the “Commencement Date”) and terminating on the 30th day of June, 2011 (the “Expiry Date” ), unless the Lease is sooner terminated under the provisions hereof.

2.2                               Occupancy of Premises

The Lessee shall be allowed to occupy the Premises as at June 1st, 2010 (the “Date of Occupancy”).

During the period from June 1st, 2010 until June 30th, 2010, Lessee will be exempted from its Base Gross Rent payment, but it shall be responsible for any and all other terms and conditions contained in the Lease, including but not limited to, the payment of all Utilities, other than those included in the Base gross Rent and the water tax for its Premises. Upon any Default by Lessee, the Free Rent Period shall be retroactively forfeited and Lessee shall immediately pay Lessor Rent plus Interest for such Period in accordance with this Lease.

2.3                               Keys to the Premises

The keys to the Premises shall be remitted to the Lessee on the Commencement Date or on the Date of Occupancy ~~Date~~, provided that the following obligations are respected by the Lessee: (a) signature of the Lease; and (b) receipt by the Lessor of the deposit and/or of the security deposit as described in Article(s) 41.2 and 41.3 of the present Lease, and (c) receipt of the specimen cheque required by Article 30 herein.

3.                                      INTENTION OF THE LEASE

The present Lease is a gross lease. The Lessor shall, therefore, be responsible for municipal taxes, school taxes, surtax and/or business tax, and other taxes as they relate to the Property, save and except for taxes that are payable by the Lessee in virtue of the Lease. In addition, the Lessor shall be responsible for operating expenses, including snow removal, Property insurance, (but not Lessee improvements, fixtures and moveable effects), Property maintenance and repairs (save and except for the maintenance and the repairs that are the responsibility of the Lessee in accordance with the Lease and Article 7 - Maintenance and Repairs - of the Lease), and administration fees equal to fifteen percent (15%) of taxes and operating expenses. The Lessee must pay the rent stipulated in Article 3.1 of these presents as well as all other sums and expenses under the provisions of the Lease.

The Lessor will use reasonable efforts to effect any such repairs and maintenance as quickly as is reasonably possible under the circumstances and agrees to use reasonable efforts not to substantially interfere with the business operations of the Lessee in the Premises.

3.1                               BASE GROSS RENT

The Lessee covenants and agrees to pay to the Lessor in lawful money of Canada without deduction, abatement or set-off, the following monthly base gross rent (the “Base Gross Rent”):

(i)                                     For the period commencing July 1st, 2010 and terminating June 30th, 2011, a monthly Base Gross Rent being calculated on the annual basis of Six Dollars and Twenty-five Cents ($6.25) per square foot, plus G.S.T. and Q.S.T.;

The monthly Base Gross Rent shall be payable consecutively and in advance on the First (1st) day of each month. The rent as herein provided shall be paid to the Lessor’s ~~a~~n~~d/or its~~ nominee, OLYMBEC PROPERTIES REG’D, at the office of the Lessor, that is, at 333 Decarie Blvd, 5th Floor, St-Laurent, Quebec H4N 3M9, or at such other place in Canada as shall be designated by the Lessor in writing to the Lessee.

No tacit renewal - Notwithstanding the provisions of Article 1879 of the Civil Code of Quebec, the Lessee shall have no right to occupy the Premises beyond the expiry of the Term. Should the Lessee continue to occupy the Premises after the expiry of the Term, without a written agreement, then in such event the Lessor shall, at its option and total discretion, either: (a) obtain vacant possession of the Premises at Lessee’s expense, (b) automatically renew the Lease for a term of one (1) year, and this, at the same terms and conditions as contained in the Lease, including the same Base Gross Rent which is payable during the last year of the Term, the whole, without further formality or execution of documentation being required; or (c) allow the Lessee to remain in the Premises as a tenant on a month to month basis at the same terms and conditions as contained in the Lease, and the Base Gross Rent shall be the same Base Gross Rent which is payable during the last year of the Term, plus fifty percent (50%) thereof, without prejudice to any of the Lessor’s other rights and recourses.

Relocation of Premises - The Lessor may not, at anytime during the Term, relocate the Lessee to any other premises, without the prior written consent of the Lessee.

3.2                               ADDITIONAL RENT

Escalation Clause - Real Estate Taxes (“Taxes”) and Operating Expenses

The Lessee’s Proportionate Share of real estate taxes (Taxes) and Operating Expenses is included in the Base Gross Rent. The Lessee shall pay to the Lessor its Proportionate Share of all increases in Taxes and Operating Expenses occurring in whole or in part during the Term.

A.                                    Real Estate Taxes (Taxes)

“Real Estate Taxes” or “Taxes” (hereinafter the “Taxes”) shall mean, without restriction, all taxes, special or general, ~~tax on cap~~it~~al, large corporation-tax,~~ property taxes, municipal taxes, school taxes, surtax and or/business tax, ecclesiastical taxes, urban community taxes, rates, including local improvement rates, all new taxes, duties and assessments that may be levied, charged, or assessed against the Building and/or the equipment and facilities therein, and/or the Land upon which the Building is erected, and/or any property in or on the Building owned or brought thereon or therein by the Lessor, by the Lessee and/or its assignees or sublessees, whether these taxes, rates, duties and assessments are charged by a municipal, parliamentary or school authority or by another body of competent jurisdiction. For greater certainty, “Real Estate Taxes” or “Taxes” shall exclude any penalties or interest incurred by the Lessor as a result of its failure to pay such taxes in a timely manner.

In addition to the Base Gross Rent that is payable by the Lessee during the Term, the Lessee must pay to the Lessor, as additional rent, an amount equal to its Proportionate Share of all increases in Taxes occurring in whole or in part during the Term. Such an amount must be paid within thirty (30) days following the Lessor’s written demand. Such a demand must be accompanied by a statement showing the calculations of all increases (in whole or in part) relating to Taxes, as well as copies of the relevant invoices. Lessor shall be entitled, acting reasonably, to estimate such increases in advance and bill Lessee the budgeted increase monthly, in advance, but in the event of an over-estimate, the Lessor shall repay the Lessee such over-estimate amounts at the end of the relevant tax year. The Base Year for all increases relating to Taxes shall be the year ending 2010.

If in virtue of a law, regulation or otherwise, the system of real estate taxation shall be changed in such a way that a new type of tax, rate, duty or assessment is imposed on the Lessor and/or on the Property and/or on the revenues derived therefrom, the Lessor shall have the right to incorporate such change into the definition of “Taxes”.

For the purposes of the present article:

(i)                                     “Operating Expenses” shall mean any and all costs and expenses of any nature whatsoever that are incurred by the Lessor for the operation, the maintenance, the cleaning, the repair, the replacement, and the administration of the Property:

(a)                                 the cost of insurance for the Property; (b) the cost of repairs, replacements, and improvements to the Building, including all systems, equipment and facilities serving the Property; (c) the cost of maintenance, repairs, replacements, and improvements to the common areas of the Property, including, without limitation, the parking areas, roadways, and sidewalks; (d) the cost of maintenance, repairs, and improvements to the common areas of the Property, including, without limitation, snow removal, gardening, landscaping, as well as costs and maintenance for the grounds; (e) depreciation of equipment, general overhead and fees, including administrative fees, service fees as well as legal and auditing fees with regard to the administration and the operation of the Property; (f) an administrative fee equal to fifteen percent (15%) of Taxes and Operating Expenses; and (g) all expenses incurred by the Lessor in obtaining or attempting to obtain a reduction of Taxes, including professional evaluation and legal services.

Notwithstanding the foregoing, the Operating Expenses exclude the maintenance, the repairs, and the replacements that are the responsibility of the Lessee in accordance with the Lease and Article 7 - Maintenance and Repairs - of the Lease.

For greater certainty, the following items shall be the sole responsibility of the Lessor, and shall not be included in Operating Expenses: ~~(a) any capital costs; (b) any costs of structural repairs; (c) any costs of repairs resulting from inherent weakness or defects; (d) any costs to prepare other premises in the Building for leasing including expenses incurred in respect of installation or removal of any tcnant’s improvements;~~ (e) any costs in respect of any sum paid by the Lessor to any tenant in the Building for any tenant allowance, construction allowance or inducement, or the actual costs incurred by the Lessor for providing or installing improvements to the premises of other tenants in the Building; and (f) Ground Rent.

In addition to the Base Gross Rent that is payable by the Lessee during the Term, the Lessee must pay to the Lessor, as additional rent, an amount equal to its Proportionate Share of all increases in Operating Expenses occurring in whole or in part during the Term. Such an amount must be paid within thirty (30) days following the Lessor’s written demand. Lessor shall be entitled, acting reasonably, to estimate such increases in advance and bill Lessee the budgeted increase monthly, in advance, but in the event of an over-estimate, the Lessor shall repay the Lessee such over-estimate amounts at the end of the relevant year. Such a demand must be accompanied by a statement showing the calculations of all increases (in whole or in part) relating to Operating Expenses. The Base Year for all increases relating to Operating Expenses shall be the year ending 2010.

Operating Expenses only shall not be increased by more than ten percent (10%) annually.

“Property” includes the Building and any part thereof as well as the Land upon which the Building is erected.

“Proportionate Share” means: a fraction, the numerator of which is the rentable area of the Premises and the denominator of which is the rentable area of the Building.

3.3                               TAXES PAYABLE BY THE LESSEE

3.3.1                     Lessee’s Sales Tax (“G.S.T. and “O.S.T.”)

Notwithstanding any other provisions contained in the Lease, the Lessee must pay to the Lessor an amount equal to all taxes imposed on the rental and on all other sums payable by the Lessee to the Lessor in virtue of the Lease, such taxes being known as taxes on goods and services, sales tax (“G.S.T/’ and “Q.S.T.”), or value added taxes.

3.3.2                     Other Taxes

The Lessee must pay, when due, water tax, service taxes and other impositions that may affect the Premises or the business conducted therein, and all other taxes, impositions, fees, and rates that are imposed by any government and that are payable by the Lessee or that may be payable by the Lessee as tenant and occupant, as well as all taxes that may be imposed on the improvements, the equipment, and the installations in the Premises, as determined by the Lessor.

If in virtue of a law, a regulation or otherwise, the system of real estate taxation shall be changed in such a way that a new type of tax, imposition, fee or rate affecting the Premises or the business conducted therein is imposed by any government and is payable by the Lessee as tenant and occupant, the Lessee must then pay this new type of tax, imposition, fee or rate.

3.4                               CONTESTATION OF TAXES

The Lessor shall have no obligation to contest, litigate, or object the levying or imposition of any Taxes. The Lessor may, at its sole discretion, without notice to, consent, or approval of the Lessee, compromise, accept, consent to, waive or decide otherwise in all matters concerning the Taxes. The present Article may at no time be construed so as to reduce the monthly rental to an amount lower than the amount stipulated in these presents.

4.                                      USE OF PREMISES

The Premises shall be used for warehouse and distribution, and for no other purpose whatsoever. The Lessee shall from the Commencement Date and until the termination of the Lease, be open for business with adequate staff and equipment and shall continuously, actively and diligently operate and conduct business on the whole of the Premises in an up-to-date and reputable manner. The Lessee will conduct its business in the Premises in good faith during normal business hours.

5.                                      PERMITS. LICENSES

The Lessee shall, at its costs, obtain all necessary permits and licenses required for the occupancy and carrying on of its business, the Lessor making no warranties whatsoever regarding permits and licenses, which may be required by the Lessee. Should the Lessee fail to obtain any required permit and/or license, it shall remain bound to respect all of its obligations under the Lease.

6.                                      UTILITIES

6.1                               The Lessee shall be responsible for the cost of electricity and/or gas consumed in the Premises (electricity and/or gas shall include lighting, ventilation, heating, and air conditioning used in the Premises). The Lessee shall also be responsible for the cost of all other public utilities, including water and telephone, as well as all other expenses of any nature whatsoever with respect to the Lessee’s operations or activities conducted in the Premises.

In the event that the Premises shall be metered separately, the Lessee shall pay the said cost of electricity and/or gas directly to Hydro Quebec and/or Gaz Métropolitain or any succeeding company. In the event that the Premises are not metered separately, the Lessee shall pay for its share of the said cost of electricity and/or gas, as established by the Lessor, acting reasonably.

Lessee acknowledges and agrees that Lessor will, following notice to Lessee, terminate the provision of utilities to the Premises on, or any time after the date Lessee is required to assume liability therefore in accordance with the above noted paragraphs.

Lessor will transfer all meters (electrical and gas) in Lessee’s name, for the entire Building. Lessor will shut down all electrical systems in the empty part of the Building, and gas will be kept at a minimum for the empty part of the Building during the heating season. Additionally, Lessor will install, at its cost, a curtain to divide the Premises from the remainder of the Building, in a form that will retain the heat in the Premises to the greatest extent possible. Further, in the event that a tenant leases any part of the Building, the Lessor shall ensure that the new tenant is provided with a separate meter in its own name for the recording of all utilities, such that the meter that is in the Lessee’s name relates only to the Leased Premises.

6.2                               Heating, ~~Ventilation, -A~~i~~r-Conditioning~~ - The Lessee must at all times heat ~~ventilate~~, a~~nd air condition~~ the Premises at a reasonable temperature; failing which, the Lessee must then repair any and all damages to all objects caused by water or ice; in which event, the Lessee shall be responsible for the total cost of the repair of any and all Damage, including incidental losses occurring to tenants of the same Building who suffered as a result thereof. The cost of the repairs shall include, without limitation, the removal of all debris found in the Premises as a result of the Damage or the repair of the Damage, as well as the restoring of the Premises in the same condition as they were prior to the Damage.

“Damage” shall ~~include~~ mean all damages caused to Lessee’s failure to heat, ventilate and air condition the Premises at a reasonable temperature, including, without limitation: (a) all damage to all objects caused by water leaking into the Premises due to such failure set out above; (b) all damages to all objects caused by water, ice; frozen or burst pipes, hoses, connections or equipment caused directly by the Lessee’s failure set out above; (c) all damages caused to pipes and toilets (bathrooms) caused directly by the Lessee’s failure set out above; (d) all damages caused to walls, floors, ceilings and roofs caused directly by the Lessee’s failure set out above; (e) all damages caused to the sprinklers, which is caused directly by the Lessee’s failure set out above; (f) all damages caused to the radiators, and (g) all material direct losses sustained by other tenants of the Building ~~including loss-of-business~~ caused directly by the Lessee’s failure set out above.

6.3                               In the event of any Damage as described in Article 6.2 of the Lease, the Lessee must keep the Lessor exempt from all responsibility and indemnity resulting from all claims for losses or damages caused ~~by anything done o~~r ~~om~~itt~~e~~d ~~by the Lessee, its agents, representatives or employees~~ directly by the Damage.

7.                                      MAINTENANCE AND REPAIRS

Notwithstanding the provisions of Articles 1854 and 1864 of the Quebec Civil Code, the Lessee, at its own expense, shall operate, maintain and keep the Premises including all facilities, equipment and services, both inside and outside, available to the Lessee in the same good order and condition both inside and outside, as they would be kept by a careful owner and shall promptly make, at its costs, all needed repairs and replacements to the Premises which a careful owner would make, including without limitations, hot water tank, and broken glass (regardless of how it was broken), the lights and ballasts, the water, gas, drain and sewer connections, pipes and mains, electrical wiring, water closets, sinks and accessories thereof, the heating system, the ventilation system, the air- conditioning system, if any, and all equipment belonging to or connected with the Premises or used in its operation. In addition, the Lessee shall, at its costs, obtain and maintain a contract for extermination services (such as rat prevention and pest control) for the Premises. The Lessee must forward to the Lessor a copy of any contracts obtained by the Lessee, at its costs. Such contracts include, without limitations, maintenance contracts for the heating system, ~~the ventilation system, and the air c~~o~~ndi~~tio~~n~~i~~ng syste~~m, and contracts for extermination services, if necessary.

Notwithstanding anything contained in the above paragraph, it is expressly agreed and the Lessee covenants that it must, throughout the Term and/or any renewal or extension thereof, as the case may be, be responsible for the maintenance and repairs to the H.V.A.C. system and shall enter in to a maintenance contract with an accredited company and the Lessee must remit a copy of said contract to the Lessor.

Furthermore, the Lessee shall pay its Proportionate Share of the cost of maintenance, repairs, replacements, and improvements to the Property and to the common areas of the Property. These costs are included in the Operating Expenses (as described in Article 3.5 of these presents).

In addition to the foregoing, Lessee shall be liable for any damage caused to the Property (whether of exclusive or common use to it), if such damage was caused by Lessee, Lessee’s employees, or agents (while in the ordinary course of employment or agency), suppliers, co-contractors, or anyone else for whom in law Lessee is responsible. Lessor shall be liable for any damage caused to eh Property (whether of exclusive or common use to it), if such damage was caused by Lessor, Lessor’s employees or agents (while in the ordinary course of employment or agency), suppliers, co-contractors, or anyone else for whom in law Lessor is responsible.

8.                                      ASSIGNMENT AND SUBLETTING

The Lessee may not assign the Lease or sublet the Premises or any part thereof, without the prior written consent of the Lessor, which consent may not be unreasonably withheld.

Should the Lessee wish to assign the Lease or sublet the Premises or any part thereof, the Lessee must advise the Lessor in writing of its intention. The Lessor must then, in the thirty (30) days following the receipt of such notice, advise the Lessee in writing that it consents or does not consent to the proposed assignment or subletting ~~alternatively~~, ~~the Lessor shall have the right to cancel the Lease in the said thirty (30) day period~~.  If no response is received within the said delay of thirty (30) days, the Lessee may assign the Lease or sublet the Premises or any part thereof, subject to the following provisions:

•                  The Lessee must furnish to the Lessor, at least five (5) days prior to the date on which the assignment or subletting shall take place, the name of the proposed assignee or sublessee.

•                  All outstanding arrears of rent, adjustments or invoicing must be paid and Lessee must not otherwise be in default of the Lease, immediately prior to Lessor giving its consent to the assignment or sublease.

•                  Notwithstanding any assignment or subletting, the Lessee shall remain solidarily responsible with the assignee or the sublessee for all the obligations (including the payment of all rent) under the terms of the Lease, waiving the benefit of division and discussion.

•                  The Lessee may, without the consent of the Lessor, assign the Lease or sublet the Premises or any part thereof to a parent, subsidiary or affiliate company, provided that the Lessee shall remain solidarily responsible with the assignee or the sublessee for all the obligations (including the payment of all rent) under the Lease, waiving the benefit of division and discussion, and provided that the Lessee shall advise the Lessor in writing of such assignment or subletting, and this, prior to the date that such assignment or subletting shall take place.

9.                                      ODOURS, DUST, NOISE. AND PEACEABLE ENJOYMENT

The Lessee is bound to act in such a way as not to disturb the normal enjoyment of the other tenants.

The Lessee warrants that no unreasonable odours, dust, or noise shall emanate from the Premises as a result of the activities of the Lessee therein. Should such odours, dust, or noise exist, the Lessee must, at its cost, take the necessary steps in order to rectify the situation. The necessary steps may include expertise to establish corrective measures, as well as the installation of equipment. In such an event, the Lessee is bound to purchase and to install, at its cost, all equipment, and pay for all such expertise. The equipment must conform to municipal by-laws and regulations.

The Lessee is bound to commence the rectification of such a situation in the seven (7) days following receipt of the Lessor’s written notice, and to complete such a rectification within a reasonable delay. ~~D~~u~~ring the period-of-rectification-Lessee must suspend~~ i~~ts operations in the Premises, so as not to continue to disturb the normal enjoyment of the other tenants~~. In the event that no rectification is effected in the said delay of seven (7) days, the Lessor may, at its sole discretion, take the necessary steps in order to carry out the rectification (the rectification shall include the cost of expertise as well as the purchase and the installation of the equipment described in the present Article). The Lessee must then, upon demand from the Lessor, repay to the Lessor, as additional rent, the total cost of the rectification. Should the Lessee fail to pay such costs, or in the event Lessor has not opted to carry out Lessee’s remedial work, the Lessor may, without prejudice to any of the Lessor’s other rights and recourses, declare the Lease null and void, cancelled, and no longer binding the Lessee and the Lessor.

In addition thereto, the Lessee shall be liable for all damage or inconvenience caused to other tenants of the Building and shall indemnify and hold Lessor harmless in this respect.

~~Notwithstanding Article 1859 and 1861 of the Civil Code of Quebec, the Lessor shall not be liable toward the Lessee for damages suffered by the Lessee as a result of the fault of a third party or other tenant in the Building.~~

~~Furthermore, it is expressly agreed and understood that the Lessee shall not, under any circumstances, be permitted to keep animals, of any kind, in the Premises.~~

10.                               INSPECTION. REPAIR. AND IMPROVEMENTS

10.1                        Right to Enter Premises

During the Term, the Lessor and its representatives shall have the right, at all reasonable times and from time to time, upon 48 hours prior written notice, to exhibit the Premises to any prospective purchaser or mortgagee, provided that by so doing, the Lessor w ill use all reasonable efforts not to unreasonably interfere with the Lessee’s business operations in the Premises.

During the course of the six (6) months prior to the termination of the Lease, the Lessor shall have the right, at all reasonable times, to exhibit the Premises to any person interested in leasing same.

10.2                        Inspection and Repairs

The Lessor and its representatives shall have the right, at all reasonable times and from time to time during the Term, to visit the Premises, to examine the state of the Premises, and to ascertain as to whether the Lessee is performing all of its obligations under the present Lease. The Lessee must make all the repairs that the Lessee is obliged to make in virtue of these presents.

If the Lessee fails to make any repairs within thirty (30) days following the Lessor’s written request, provided that such repairs may reasonably be made within the stipulated delay, the Lessor may, without prejudice to any other rights or remedies it may have, make such repairs and charge the cost of these repairs to the Lessee.

No provision in the present Lease shall be construed to obligate the Lessor to make any repairs which the Lessee is responsible in virtue of these presents, but the Lessor shall have the right at all times to enter the Premises and to make emergency repairs, the whole without prior notice to the Lessee, and to charge the cost thereof to the Lessee.

All costs chargeable to the Lessee in virtue of these presents must be paid on demand as additional rental. Any unpaid amount shall bear interest at the annual rate of twenty-four percent (24%) as at the due date of payment.

10.3                        Installations by the Lessor

The Lessor shall maintain the right to install and to maintain in the Premises and in the Building all that is reasonable, useful, or necessary for the equipment, the use, or the convenience of the Building or of the other tenants. The Lessee shall have no claim against the Lessor in this respect provided that same does not unduly interfere with the Lessee’s enjoyment of the Premises.

10.4        Lessor’s Modifications to the Building

Notwithstanding anything to the contrary contained in the present Lease, the Lessor shall reserve the right, at all times and from time to time, to make modifications, additions, or extensions to the Building, as the Lessor, at its sole and total discretion, shall judge appropriate, and the Lessor may, without limiting the generality of the foregoing and without restriction, add floors, and/or change or modify the location, the dimensions and the specifications of pipes, wires, vents, mains, public utilities, mechanical systems, common areas, supports, beams, stairways, elevators, ramps, windows, openings, and other services of the Building (including services that may be included in the Premises). These modifications, additions, and extensions must be carried out with reasonable diligence and should not diminish the Lessee’s enjoyment of the Premises. Should the Lessee lose the use of any part of the Premises during such modifications, additions, and extensions, and has otherwise paid and performed all of its obligations on a timely basis throughout the Term, then the Lessee shall be granted a rent reduction during the period and for the area of loss of use only, the whole, provided that the Lessee shall waive any other claims that it may have against the Lessor as a result of these modifications, additions, and extensions.

10.5        Improvements and Changes by the Lessee

The Lessee may not carry out or permit to carry out additions, improvements, and changes in the Premises (the “Work in the Premises”) without the prior written consent of the Lessor, which consent shall not be unreasonably withheld and which consent shall be subject to the following conditions:

(i)            The Lessee must furnish to the Lessor adequate plans, specifications, and estimates showing in reasonably complete detail the proposed work. The Lessor must then, within thirty (30) days following the receipt of the plans, specifications, and estimates, advise the Lessee in writing that it approves or does not approve the plans, specifications, and estimates, the whole subject to reasonable modification that may be requested by the Lessor. The Work in the Premises must be carried out in strict compliance with the plans, specifications, and estimates. The cost of the Work in the Premises shall be of the Lessee’s entire responsibility and at its sole cost and at the Lessor’s entire exoneration.

(ii)           The Lessee must obtain, at its expense, the necessary consents, permits, and other authorizations from the governmental and/or municipal authorities having jurisdiction with respect to the Word in the Premises.

(iii)          The Lessee must, at its cost, obtain and maintain a civil liability insurance covering all risks associated with the Work in the Premises. In this respect, the Lessee may either (a) obtain an “all risks” insurance covering such risks, or (b) include such risks in the insurance policies stipulated in Article 11 of the present Lease. Such insurance must: (a) contain a provision of joint interest between the Lessee and the Lessor, (b) designate the Lessor as the insured, and (c) stipulate that the insurer may only cancel the insurance within fifteen (15) days following a notice to this effect to the Lessor. The Lessee must furnish the Lessor with a certified copy of the insurance policy.

(iv)          The Lessee must, at its cost, obtain and maintain an insurance against work accidents covering all persons participating in the execution of the Work in the Premises. The Lessee must furnish the Lessor with a certified copy of the insurance policy.

(v)           The value of the Premises shall not as a result of the Work in the Premises be less than the value of the Premises prior to the commencement of the Work in the Premises, and the Lessor shall be the sole judge of such value.

(vi)          The Work in the Premises must be completed within a reasonable delay, in a professional manner, and in accordance with permits, authorizations, regulations, and requirements of competent authorities having jurisdiction with respect to the Premises.

(vii)         The Lessee must furnish to the Lessor a statement to the effect that no builders’, contractors’, or workers’ privileges, liens, legal hypothecs or other charges or privileges or liens are registered against the Premises or the Property with respect to the work carried out or to the services or materials furnished in the execution of the Work in the Premises and that all invoices for work, services, and materials furnished in the Work in the Premises have been paid in full.

(viii)        The Lessee must require that each architect, engineer, supplier of materials, worker, contractor or subcontractor furnish in due form to the Lessor a notice of waiver or of receipt, release and discharge for all legal hypothecs, charges, liens and privileges in favour of all persons who participated in the Work in the Premises that may consequently exist or subsequently exist with respect to the work or the labour or the materials furnished or to be furnished in virtue of all contracts or subcontracts.

If such legal hypothecs, charges, or privileges are registered against the Premises or the Building, the Lessee must, within five (5) days following a notice to this effect, cause the legal hypothecs, charges, liens or privileges to be immediately cancelled to the satisfaction of the Lessor. Should the Lessee fail to have the legal hypothecs, charges, privileges or liens cancelled within the said delay of five (5) days, the Lessor, without limiting its other rights or recourses, may, but shall not be obligated to, cancel the said legal hypothecs, charges, privileges or liens by paying the claimed amount plus all necessary fees. The Lessee must then repay the Lessor, upon demand, as Additional Rent, the amount paid by the Lessor, plus all expenses and fees, including any legal fees that are incurred by the Lessor.

(ix)          If the cost of the Work in the Premises shall be in excess of five thousand dollars ($5,000.00), the Lessee must, upon demand by the Lessor, furnish a guarantee, and in this guarantee, the Lessee must guarantee: (a) the completion of the Work in the Premises, (b) the payment of all of the invoices for work, services and materials furnished in the Work in the Premises; and (c) that no builders’, contractors’, or workers’ privileges, liens or other charges or privileges are registered against the Premises or the Property with respect to the work carried out or to the services or materials furnished in the execution of the Work in the Premises.

(x)           The Lessee may not, without the written consent of the Lessor, remove the Work in the Premises.

Notwithstanding the foregoing, at the termination of the Lease, the Lessee must, if required by the Lessor, remove, at the Lessee’s own costs, the Work in the Premises.

(xi)          Notwithstanding any other provisions of the present Lease, the Lessor shall not assume any responsibility with respect to any damages or defects resulting, directly or indirectly, with the Work in the Premises. The Lessee shall have no right to any compensation, reduction, suspension, or discount in rent, and it shall not be relieved of any of its obligations in virtue of these presents. It is understood that the Work in the Premises, when completed, shall form part of the Premises and shall be subject to the provisions of this Lease.

11.          INSURANCE

11.1        Lessor’s Insurance

The Lessor shall, at its costs, procure and maintain, at all times during the continuance of this Lease, insurance for the Property and its improvements and equipment. ~~on the same terms and conditions and for amounts that a diligent Lessor would maintain~~. The Lessor’s insurance shall be as follows:

(i)            All risks insurance, extended coverage, covering fire risks.

(ii)           Malicious damage insurance.

(iii)          Rental income insurance.

(iv)          Boiler and pressure vessels insurance, including repair and replacement.

(v)           Such other insurance as lending institutions may require; or      such other insurance that may be customary for owners of commercial properties to carry with respect to loss of or damage to the Property, or liability arising therefrom, including any insurance that may be required as a result of the Lessee, its sublessees, or assignees introducing any radioactive materials into the Premises.

The Lessee must pay any increase in insurance premiums (over and above the escalations referred to in Article 3.2B), if such increase is caused by the Lessee’s operations in the Premises.

The Lessee must not commit any act or tolerate any act that may cancel or risk the cancellation of any insurance on the Property or any part thereof.

11.2        Lessee’s Insurance

The Lessee shall, at its expense, procure and maintain at all times during the continuance of the Lease, such insurance as will protect the Lessee and the Lessor from any claim for personal injury including death, and for property damage in any way arising out of or attributable to the exercise by the Lessee, or others, of any of the privileges or rights herein granted. This insurance shall provide a combined limit of two million dollars ($2,000,000.00) for personal injury and property damage and shall extend to cover any liability assumed by the Lessee under the Lease.

In addition, the Lessee shall, at its costs, procure and maintain, at all times during the continuance of this Lease, glass and plate-glass insurance, which insurance shall cover the repair and the replacement thereof, as well as insurance covering all damage to the Building, Property or Premises caused by vandalism, theft or other criminal activity.

The Lessee shall forward to the Lessor a certificate of insurance and evidence of renewals thereof during the continuance of the Lease. The Lessee hereby agrees and understands that the placing of such insurance shall in no way relieve the Lessee from any obligation assumed under the Lease.

11.3        Forced Entry into the Premises

In the event of a forced entry into the Premises, the Lessee must carry out or arrange to carry out, at its costs, all needed repairs and replacements to the Property (including, without limitation, all repairs and replacements to the windows, the walls, and the roofs). The Lessee must carry out all repairs and replacements within the seventy-two (72) hours following such an incident. If the repairs and the replacements are not carried out within the said delay of seventy-two (72) hours, the Lessor may, at its sole discretion, carry out the repairs and the replacements. The Lessee must immediately repay the Lessor the cost of the repairs and the replacements, plus an administration fee of fifteen percent (15%).

11.4        Damage or Destruction

If part of or all of the Premises are damaged or destroyed by fire, lightning, tempest or any other perils insured against in virtue of the insurance policies stipulated in Article 11 of these presents, then:

(a)           if the damage or the destruction is such that the Premises are rendered wholly unfit for occupancy or it is impossible or unsafe to use or occupy them, and if in either event, the damages cannot be repaired with reasonable diligence within one hundred and eighty (180) days following such damage or destruction, the Lessor or Lessee may, within the five (5) days following such damage or destruction, cancel the present Lease by way of written notice to the ~~Lessee~~ other; in which event, the Lease shall terminate on the day of such damage or destruction, and the rent and all other sums for which the Lessee is responsible under the terms of the Lease must be calculated and paid in full to the date of the damage or the destruction. In the event that the Lessor and Lessee decides not to cancel the Lease, the Lessor must repair the damages or destruction within a reasonable delay, and in which event, the rent shall be abated from the date of the damages or the destruction until the date that the Premises are repaired in such a manner as to enable the Lessee to use and occupy them, plus an additional period of up to thirty (30) days to permit the Lessee to refixture the Premises;

(b)           if the damage is such that the Premises are rendered wholly unfit for occupancy or it is impossible or unsafe to use or occupy them, but if in either event, the damages may be repaired by the Lessor with reasonable diligence within one hundred and eighty (180) days following such damage, the rent shall be abated from the date of the damages until the date that the Premises are repaired in such a manner as to enable the Lessee to use and occupy them, plus an additional period of up to thirty (30) days to permit the Lessee to refixture the Premises;

(c)           if, in the foregoing events, the damage or the destruction is such that the Premises may be partially used for the purposes designated by the present Lease, then, until such damage or destruction is repaired by the Lessor, the rent shall be abated in the proportion that part of the Premises unfit for occupancy bears to the whole of the Premises, and this, from the date of the damages or destruction until the date that the said part of the Premises are repaired in such a manner as to enable the Lessee to use and occupy them, plus an additional period of up to thirty (30) days to permit the Lessee to refixture the Premises.

~~Notwithstanding the foregoing, if the Premises and/or the Buildings are totally destroyed, the Lessor may relocate the Lessee in comparable space in the vicinity of the Building within a reasonable time period and within the delays mentioned in the present Article.  The relocation shall not affect the other terms and conditions of the present Lease.~~

12.          DESERTION AND SURRENDER

The Lessee shall not leave the Premises unoccupied or vacant (and surrender of the keys shall not be necessary in order that the Premises may be deemed unoccupied or vacant) during the Term, and acceptance of the surrender of this Lease shall not be effective unless made in writing and signed by the Lessor.  ~~Notwithstanding the above paragraph as well as provisions contained in Article 4 of this present Lease, in the case where the lessee shall leave the Premises unoccupied or vacant for a period exceeding thirty (30) days, the Lessee must then provide the Lessor with an additional guarantee equivalent to six (6) months of Base Gross Rent plus all additional rent, as the case may be, and applicable taxes.~~

13.          EXPIRATION OF THE LEASE

The Lessee shall, on or prior to the expiration or sooner termination of the Lease, peaceably surrender unto the Lessor the Premises, including the constructions, modifications, and improvements that have been made at anytime during the Term, in good repair and condition, subject to any wear and tear. (“Wear and Tear” shall exclude any damage caused to the carpets, and this, if such damage results from the fact that the Lessee neglected to place a protective covering under the caster chairs).

If the Lessee fails to respect its obligations at the expiration or sooner termination of the Lease, the Lessor may clean and repair the Premises and may invoice the cost of same to the Lessee, and upon receipt of the invoice, the Lessee must pay to the Lessor the amount of the invoice, plus a 15% administration fee. No prior notice to the Lessee is necessary prior to carrying out any cleaning and repairs to the Premises.

Notwithstanding the foregoing provisions, on or prior to the expiration or sooner termination of the Lease, the Lessee shall, upon request by the Lessor, remove all or specified constructions, modifications, and improvements in the Premises (except for those constructions, modifications, and improvements that the Lessor permits the Lessee to leave in the Premises), and the Lessee shall be bound to restore the Premises to their original condition, subject to any Wear and Tear. If the Lessee is not obligated to remove all or part of the constructions, modifications, and improvements, the Lessor shall retain them without any compensation to the Lessee.

The Lessee must, at or prior to the expiration or sooner termination of the Lease, return to the Lessor all keys to the Premises and leave the Premises free of all moveable effects that belong to the Lessee or that have been placed in the Premises by the Lessee, in default whereof, Lessee does hereby authorize the Lessor to sell, use, destroy or otherwise dispose of any remaining moveable effects, as Lessor sees fit, the whole without compensation to, or claim from Lessee. In addition thereto, Lessee shall be held responsible for (a) over hold rental or interim storage costs, (b) costs associated with removal and disposal of its moveable effects and (c) any damage caused to the Premises by the removal of the moveable effects.

14.          LESSEE’S COMPLIANCE WITH THE LAW

14.1        The Lessee must, at all times and at its own costs, comply with laws, regulations, ordinances, and other orders of all competent governmental or quasi governmental authorities with respect to the Premises, to the use of the Premises by the Lessee, to the Lessee’s activities in the Premises, to the removal of any encroaching object placed by the Lessee, to the execution of work in the Premises or relating thereto, including without limitation, any change or addition to any structure in or connected to the Premises, whether or not such change or addition be structural or be required for the Lessee’s use of all or of part of the Premises, or in general, to the condition, to the maintenance, and to the use or the occupation of the Premises.

14.2        The Lessee must, at all times without delay and at its own costs, comply with all requirements, decisions, and regulations of the Technical Association of Insurers (Groupement technique des assureurs), of the Canadian Fire Underwriter’s Association (or their successors), or of any other Canadian organization having similar functions or of any insurer, with respect to the Premises or the Property.

15.          FAILURE OF LESSEE TO PERFORM

The Lessor, without limiting its other rights or recourses, may, but shall not be obligated to, fulfil all and each of the obligations for which the Lessee may be responsible in virtue of the present Lease and for which the Lessee may be in incurred default, for the account and at the expense of the Lessee, and all amounts of money spent by the Lessor in this respect plus interest at the annual rate of twenty-four percent (24%) as at the date of the spending of such amounts of money shall be considered as additional rent and must be paid by the Lessee upon demand by the Lessor.

Moreover, the Lessor may, prior to paying all sums due by the Lessee in virtue of these presents, demand the payment of such sums from the Lessee (including, without restriction, interest, expenses, and costs in this respect).

16.          OUTSTANDING SUMS

If the Lessee is in default of paying to the Lessor, when due, the Base Gross Rent, the additional rent and all other sums due in virtue of the Lease, ~~and such  default shall continue for more than three (3) days after written notice of such default shall have been given from the Lessor to-the Lessee~~, or if cheques representing the Base Gross Rent, the additional rent, or all other sums due in virtue of the Lease are returned by the bank or financial institution (insufficient funds, stop payment, etc...). ~~other than the am~~ou~~nts due in virtue of these presents~~, and such default shall continue for more than five (5) days after written notice of such default shall have been given from the Lessor to the Lessee, the Lessor may recover from the Lessee, as additional rent, (1) an administration fee equal to fifteen percent (15%), and (2) legal costs incurred by the Lessor. The Lessor may also obtain damages from the Lessee.

Any unpaid amount, namely the Base Gross Rent, the additional rent and all other sums due in virtue of the Lease, shall bear interest at the annual rate of twenty-four percent (24%) as at the due date of payment.

17.          FURNISH STATEMENT

The Lessee must, from time to time, at the request of the Lessor, produce to the Lessor satisfactory evidence of the due payment by the Lessee of all payments required to be made by the Lessee in virtue of the Lease.

18.          LESSEE’S DEFAULT

Each of the following events shall constitute a default under the Lease:

(a)           In the event that the Lessee shall be in default of paying to the Lessor the Base Gross Rent, the additional rent, or any other sums that are payable in virtue of the Lease, and such default shall continue for t~~hree (3)~~ five (5) days after ~~the due date as established by this Lease~~ written notice of such default shall have been given from Lessor to the Lessee;

(b)           In the event that the Lessee shall be adjudicated a bankrupt or make any general assignment of its property for the benefit of its creditors, or take or attempt to take the benefit of any insolvency or bankruptcy act; or if a receiver or trustee be appointed to administer the property of the Lessee, in whole or in part, or any execution be issued pursuant to a judgment rendered against the Lessee or pursuant to the Lease, or if in virtue of the law, the estate of the Lessee be devolved upon any other person or corporation; or

(c)           In the event that the Lessee shall be in default in observing any covenant contained in these presents and/or performing its obligations contained in the Lease (other than a default in the payment of the Base Gross Rent, the additional rent, or any other sums) or should any prior claim or legal hypothec be registered against the Premises as a result of an act or an omission on the part of the Lessee, or should the Lessee or any other person at any time during the Term remove or try to remove, without the prior written consent of the Lessor, any of the moveable property located in the Premises (except during the ordinary course of its activities or when replacement or repair work is being carried out);

and should any such defaults continue for fifteen (15) days after written notice of such defaults shall have been given to the Lessee by the Lessor, unless such default is incapable of being remedied within such period of fifteen (15) days, in which case the Lessee shall be entitled to such reasonable extension of time to enable such defaults to be remedied.

In the event of any default under the Lease, the Lessor, without limiting any rights or remedies it may have hereunder or by law, may, upon simple written notice to the Lessee, immediately terminate this Lease. Upon such termination, the Lessee must immediately vacate the Premises and surrender the Premises to the Lessor. The Lessor and its representatives may, whether by summary dispossession proceeding or by any other action or proceeding at law, immediately or at any time after the termination, enter the Premises and dispossess the Lessee and all persons in the Premises, and remove all property located in the Premises. The exercise by the Lessor of any right it may have hereunder or by law shall not preclude the exercise by the Lessor of any other right it may have hereunder or by law.

The Lessor may, at the termination of the Lease following any default under the Lease or at the absence of such termination where the Lessee is dispossessed by or at the instance of the Lessor in any lawful manner, legally recover from the Lessee rent for the then current month and for the next ~~six (6)~~ three (3) months, the whole to immediately become due and payable, and the Lessor may, at its sole discretion, immediately declare the Lease forfeited and terminated, and the Lessor may, without notice or any other legal process, enter the Premises, take possession of the Premises, and remove the property located in the Premises, the whole without prejudice to and under reserve of all of the rights and recourses of the Lessor to claim any and all losses and damages sustained by the Lessor by reason of and arising from any default of the Lessee.

19.          SIGNS

19.1        Lessor

The Lessor shall have the right at all times during the Term to place upon the Property a notice of reasonable dimensions and reasonably placed so as not to interfere with the business of the Lessee, stating that the Property is for sale and that there is empty space, if any, available in the Property for leasing purposes; in addition, during the six (6) months prior to the expiration of the Lease, the Lessor shall have the right to place upon the Premises a similar notice indicating that the Premises are for rent. The Lessee must not remove such notices or permit same to be removed.

19.2        Lessee

The Lessee shall have the right to install on the Premises such signs as are normally installed in connection with its business, provided such signs are box signs, and comply with municipal by-laws and are approved by the Lessor, acting reasonably, in writing, prior to any sign installation, which approval may be refused without a valid cause on any Building classified by Lessor as an office building. The Lessee must deposit with Lessor such sums as Lessor deems appropriate, having regard to the size of the proposed sign, and the exterior façade of the Building, in order to guarantee Lessee’s removal and repair obligations in respect thereof, and

Lessee must pay for the installation of any sign that is approved by the Lessor. The Lessee, at its own cost, must maintain any sign installed by the Lessee. At the expiration of the Lease, the Lessee must, upon request by the Lessor, remove, at its own cost, any sign installed by the Lessee, and must immediately repair, at its own cost, all damages caused by such removal.

Lessor may, in addition to its default remedies contained elsewhere in this Lease, remove signs affixed on the Building or property without Lessor’s authorization, and Lessee agrees that Lessor shall not be responsible for the cost of removal of such signs, or any damage, inconvenience or loss whatsoever occasioned thereby. Accordingly, Lessee hereby releases Lessor of all liabilities of whatsoever nature with respect thereto.

20.          ENVIRONMENT

The Lessee hereby declares and agrees:

(a)           that all the activities carried on in the Premises by the Lessee conform and shall conform to all laws concerning the environment;

(b)           that the property installed in the Premises by the Lessee is free and shall remain free of any contamination or damage to the environment;

(c)           that no complaint, investigation, or proceedings have been taken or shall be taken relating to the activities of the Lessee in the Premises;

(d)           that the Lessee shall undertake to inform the Lessor of any problems that occur in the Premises relating to the environment;

(e)           that the Lessee shall remit to the Lessor a copy of all notices, regulations, permits, requests, reports, and other communications that are received from any government or official for the environment and that relate to the environment.

The Lessee shall undertake to indemnify the Lessor from all damages, expenses, fees and losses that the Lessor may sustain, including all convictions, civil or criminal, that may be declared against the Lessor, by reason of complaints, investigations, or proceedings relating to acts or omissions committed by the Lessee in environmental matters which are caused by the Lessee.

The Lessor shall undertake to indemnify the Lessee from all damages, expenses, fees and losses that the Lessee may sustain, including all convictions, civil or criminal, that may be declared against the Lessee, by reason of complaints, investigations, or proceedings relating to acts or omissions committed by the Lessor in environmental matters which are caused by the Lessor.

21.          HYPOTHECATION AND SUBORDINATION

The Lessor, by these presents, declares that it may transfer its rights under the present Lease to a lending institution as collateral security for a loan to the Lessor, and in the event that such transfer is given and executed by the Lessor and that notification thereof is given to the Lessee by and on behalf of the Lessor, it is expressly agreed between the Lessor and the Lessee that the present Lease shall not be cancelled or modified for any reason whatsoever, save and except if stipulated, proposed, or permitted under the terms of the present Lease or by law, without the written consent of such lending institution. If the Lessor transfers all or part of its interest in the Building, property or this Lease, the Lessor, without further written agreement shall be relieved of all liability under the covenants and obligations arising from this Lease.

The Lessee, by these presents, agrees and undertakes, if reasonably required by the Lessor, to become a party to any documents or contracts permitting a hypothec or a trust deed to be placed on the Property or any part thereof, of which the Property or any part thereof is part of a security given for any indebtedness covered by the said trust deed or hypothec and subordinating the present Lease to the said trust deed or hypothec.

However, no subordination by the Lessor shall have the effect of permitting the holder of any trust deed or hypothec to disturb the Lessee’s enjoyment of the Premises so long as the Lessee shall comply with its obligations under the Lease.

Any documents or contracts that must be signed by the Lessee and that are described in this present Article shall include, without limitation, estoppel certificates. In the case of the estoppel certificates, it is agreed that the Lessee must sign and return such certificates to the Lessor within five (5) days following the receipt of same.

22.          CONDITION OF THE PREMISES

The Lessee represents that it has examined the Premises, as well as all entrances, shipping doors and pertinent equipment, and all moveable effects and accessories which may have been left in the Premises by any previous occupant, and declares that it is satisfied with same and that it accepts same on an “as is” basis, without warranty by the Lessor as to its state, condition or ability to function, subject only to the leasehold improvements outlined in Article 41.1 of the present Lease (the “Leasehold Improvements”).

All telephone, computer jacks, window coverings, or other improvements or modifications left in the Premises by the previous lessee may, at Lessor’s sole discretion, be removed by the Lessor or may be left in the Premises, without warranty by the Lessor as to their ability to function.

23.          SCHEDULES

The Schedules attached hereto form an integral part of the Lease.

24.          WAIVER

The failure of the Lessor to insist upon the performance of any of the terms and conditions of the Lease shall not be deemed a waiver of any rights or remedies that the Lessor may have and shall not be deemed a waiver, breach, or default in any such terms and conditions.

25.                               NOTICES AND DEMANDS

All notices, demands, motions or other legal documents that are required or that may be required in virtue of the present Lease, must be delivered by hand, or be sent by facsimile and/or registered mail, and must be addressed as follows:

(a)                                 To the Lessor:

333 Decarie Blvd., 5th Floor

St-Laurent, Quebec H4N 3M9

Facsimile:                                         (514) 344-8027

(b)                                 To the Lessee:

~~at the Premise»~~

5625 Pare

Town of Mount-Royal, Quebec H4P 1S1

Attention: Mr. Howard Tafler

Facsimile:                                         (514) 739-0200

or to any other address in Canada as shall be designated by the parties in writing.

Either party may, at any time, advise the other party of a change in address, and after such notice, the newly indicated address shall be known as the address where all notices must be sent in virtue of these presents.

26.                               INTERPRETATION

26.1                        The present Lease must be interpreted in accordance with the laws of Canada and of the Province of Quebec. Notwithstanding the location of the Premises or the site at which this Lease may have been concluded, the parties hereto elect domicile in the district of Montreal for the purposes of all legal proceedings.

Should any of the provisions of the present Lease be declared invalid, unenforceable, or illegal, then such provision:

(a)                                 shall be considered nonessential and severable from the present Lease; and

(b)                                 all other provisions of the Lease shall continue to be applicable and enforceable with respect to all persons and circumstances as though the said provision had never been included.

26.2                        Headings

The headings of the Articles are inserted in this Lease only for the purposes of convenience and do not constitute an integral part of this Lease.

26.3                        For interpretation purposes of the present Lease, it is agreed that:

(a)                                 the singular shall include the plural and vice versa;

(b)                                 the masculine shall include the feminine and vice versa when the sense of the word shall require same;

(c)                                  the word ‘“persons’” shall include corporations;

(d)                                 the words “Lessor” and “‘Lessee”, each time that they are mentioned in the present Lease, must mean respectively ‘‘Lessor, its executors, administrators, successors or beneficiaries, and “Lessee, its executors, administrators, successors or beneficiaries;

(e)                                  if there is more than one Lessee or Lessor, all are solidarily responsible for all the obligations in virtue of the present Lease;

(f)                                   if the Lessee or the Lessor is a female person or a corporation, the present Lease must be interpreted and read with all grammatical changes appropriated by reason thereof, and all covenants, responsibilities, and obligations must be joint and several.

27.                               LEASE PUBLICATION

The Lease may be published by summary only. A draft of the Lease summary must be submitted to the Lessor for its approval, which approval must not be unreasonably withheld. It is understood that the Lease summary must not contain any financial provisions of the Lease. The Lessee shall assume the costs of the publication of the Lease summary, and shall, at its expense, provide the Lessor with copies of the published Lease summary.

In addition, the Lessee shall, at its own cost, within thirty (30) days following the expiration or sooner termination of the Lease, radiate the published Lease summary from the Land Register, and this at the Lessee’s entire responsibility.

28.                               EXPROPRIATION

In the event of expropriation or taking into possession of all or part of the Premises by any government, agency, or public service, if the Premises may be partially used for the purposes designated by the present Lease, then in such event, the rent and all the other sums for which the Lessee is responsible under the terms of the Lease must be abated in the proportion that the part of the Premises rendered unusable bears to the total rentable area of the Premises, and this, from the date of the expropriation or the taking into possession and for the period of expropriation or taking into possession ~~the-whole, provided that the Lessee shall waive all claims and all other rights that it may have against the Lessor as a result of the expropriation or the taking into possession of all or part of the Premises.~~

29.                               RULES AND REGULATIONS

The Lessor may, from time to time throughout the Term hereof, at its option, make reasonable rules and regulations with respect to the Property, to the Premises, and to other premises in the Property. The Lessee must respect and comply with these rules and regulations. These rules and regulations shall form part of the Lease and must respect the terms, conditions and obligations of the Lease. The Lessor shall not be liable towards the Lessee for any damages sustained by the

Lessee by reason of any tenant’s fault to comply with the rules and regulations. In addition, the Lessor shall not be obliged, in any way, to enforce such rules and regulations upon the other tenants of the Property.

All windows must be covered with commercially acceptable blinds.

30.                               PRE-AUTHORIZED RENTAL DEBIT PAYMENT

The Lessee expressly and irrevocably covenants and agrees that it shall pay, to the Lessor, or to its nominee, its Base Gross Rent and Escalations, and any other monies outstanding and due, by pre-authorized electronic debit payment (the “Pre-Authorized Debit”) from the Lessee’s bank account. The Lessee shall remit to the Lessor, at the date of signature of this present Lease by the Lessee, a specimen of cheque from a recognized financial institution, failing which Lessee authorizes Lessor to debit the account currently used by Lessee. Lessee further agrees to execute Schedule “B” attached hereto to give effect to the present clause.

31.                               MOVEABLE HYPOTHEC

The Lessee hereby grants to the Lessor as security for the payment of rental and of all other sums for which the Lessee is responsible whether or not under the terms of the Lease and the complete fulfilment of all of the Lessee’s obligations, a ~~first~~ second ranking moveable hypothec, after any recognized financial institution, on the universality of all movables located in the Premises and belonging to the Lessee, for an amount equivalent to ~~one (1) year~~ six (6) months of Rent or Seventy-two Thousand Three Hundred and Fifty Dollars ($72,350.00). All related costs for such preparation, registration and proceeding instituted in consequence or reliance thereof shall be borne entirely by the Lessee. The Lessor hereby agrees that it shall cede rank in favour of any recognized financial institution.

32.                               COMPENSATION, CLAIMS AND SET-OFF

The Lessee hereby waives and renounces any and all existing and future claims, set-off and compensation against any rent or other amounts due hereunder and agrees to pay such rent and other amounts regardless of any claim, set-off or compensation which may be asserted by the Lessee or on its behalf.

No acceptance of payment by Lessee, of an amount less than the full amount payable to Lessor, and no direction or other written instruction respecting any payment by Lessee shall be deemed to constitute full or final payment of any obligation of the Lessee. Lessor may at its sole discretion, impute payments made by the Lessee to any debt owing by Lessee hereunder or as a result of a separate agreement for payment of Leasehold Improvements or the Work carried out by Lessor at Lessee’s expense, and this whether or not the Lessee has specified that payment be applied in a particular way.

33.                               LEASE ENTIRE AGREEMENT

The Lease shall constitute a binding agreement between the Lessee and the Lessor. The Lessee acknowledges that there are no representations made by the Lessor which are not set out in this

Lease. The Lessee further acknowledges that this Lease constitutes the entire agreement between the Lessee and the Lessor and that the provisions contained in the Lease may not be modified, unless same is done in writing and duly signed by the Lessor and the Lessee.

34.                               OUTSIDE AREAS & PARKING

The exterior parking areas, the loading areas, or any other exterior areas of the Property may only be used for the following purposes: daytime parking, if available, garbage removal, shipping/receiving, the whole, in the areas designated by the Lessor. The Lessor shall not be responsible for, nor guarantee the said areas, nor police same.

Furthermore, Lessee acknowledges that Lessor may, in the interest of ensuring free access and egress to the parking areas, as well enforcing reserved parking areas, engage a towing service to remove vehicles parked without Lessor’s authorization on the Property, and Lessee agrees that Lessor shall not be responsible for the cost of removal of such vehicles, or any damage, inconvenience or loss whatsoever occasioned thereby. Accordingly, Lessee hereby releases Lessor of all liabilities of whatsoever nature with respect thereto.

35.                               INDEMNIFICATION

Save and except in the case of deliberate or willful ~~gross~~ negligence, on the part of the Lessor or its employees, the Lessor shall not be liable nor responsible in any way whatsoever for any injury of any nature whatsoever that may be suffered or sustained by the Lessee, its employees, its representatives, its clients, or any other person who may be upon the Premises or for any loss, theft, damage or destruction to any property belonging to the Lessee or to its employees, or to any other person while such property is in the Premises, and in particular (but without limiting the generality of the foregoing), the Lessor shall not be responsible for any damage of any nature whatsoever to any such property caused by the failure by reason of a breakdown or other cause to supply adequate drainage, snow or ice removal, or by reason of the interruption of any public utility or service, or in the event of steam, water, rain, or snow which may leak into, issue or flow from any part of the Building or from the water, steam, sprinkler, or drainage pipes or plumbing works of the Building, or from any other place or quarter, or for any damage caused by anything done or omitted by any tenant. The Lessee shall not be entitled to any abatement of rental in respect of any such condition, failure or interruption of service.

The Lessee will indemnify and save harmless the Lessor from all fines, liability, damage suits, claims, demands and actions of any kind or nature which the Lessor shall or may become liable for or suffer by reason of the following: (a) any default or nonperformance by the Lessee of any covenant of law or of the Lease; or (b) any injury (including death resulting therefrom) caused to any person, including the Lessor, or to the Property by reason of any default or non-performance or of any fault or wrongful act on the part of the Lessee, its employees while in the ordinary course of employment), or its representatives.

36.                               FORCE MAJEURE

With the exception of the payment of rent and additional rents, the Lessor and the Lessee shall not be responsible for any default or delay to perform any of the obligations under the terms of these presents, or for any damages to the other party, if the default, delay, or the damage is caused by an act of superior force or force majeure.

37.                               CERTIFICATE OF INCORPORATION AND ARTICLES OF INCORPORATION

The Lessee must, prior to the acceptance of this Lease, provide the Lessor with a Certificate of Incorporation and Articles of Incorporation for the Lessee’s corporation in the Premises.

38.                               ~~COST OF PREPARATION OF LEASE~~

39.                               BROKERAGE COMMISSION

The Lessee declares and confirms, by these presents, that no broker or agent was involved in the present transaction.

Consequently, the Lessee guarantees that no commissions or charges are payable to any broker or agent with respect to the present transaction. The Lessee shall indemnify and hold the Lessor harmless from any and all claims for commissions or charges.

40.                               SIGNATURE AND DELIVERY

The Lease and the documents relating thereto shall not constitute a binding agreement between the Lessee and the Lessor until such time as the Lease and the documents relating thereto are signed and delivered by the Lessee and the Lessor.

41.                               SPECIAL CONDITIONS

41.1                        Leasehold Improvements

The Lessor shall, at its cost, perform the following Leasehold Improvements in the Premises:

•                  Verify that all the mechanical and electrical systems are in good working order;

•                  Verify that the garage doors and levellers are in good working order;

All of the above leasehold improvements shall be built in accordance with the Lessor’s standards and based on the Lessee’s plans, which plans shall be subject to Lessor’s acceptance and reasonable modification.

It is expressly understood between the parties that the Lessor shall not execute any other work nor leasehold improvements to or in the Premises; any and all other work or leasehold improvements shall have to be executed by the Lessee at its costs, including but not limited to provisions contained in Article 10.5 of the present Lease.

41.2                        Deposit

Upon signature of the present Lease by the Lessee, the Lessee must deposit a certified cheque in the amount of Thirteen Thousand Six Hundred Ten Dollars and Eighty-four Cent

($13,610.84), including the G.S.T. and Q.S.T., representing the Base Gross Rent for the First (1st) month of the Term (the “Deposit”).

41.3                        Security Deposit

Upon signature of this Lease by the Lessee, the Lessee must provide the Lessor with a security deposit in the amount of Ten Thousand Dollars ($10,000.00) including G.S.T. and Q.S.T., (the “Security Deposit”). The Security Deposit is payable by certified cheque.

The Lessor shall hold the Security Deposit as security for the complete fulfilment of all of the Lessee’s obligations under the Lease. If at anytime during the Term, an amount for which the Lessee is responsible in virtue of the Lease is not paid when due, the Lessor may, at its option and total discretion, in addition to its other rights or remedies in virtue of the Lease or by law, take and apply the Security Deposit or any part thereof towards the amount or any part of the amount for which the Lessee is responsible, including expenses in this respect, the whole without prejudice to its other rights or remedies in virtue of the Lease or by law. In such event, the Lessee must, within five (5) days following the Lessor’s written demand, remit to the Lessor the necessary amount that will restore the Security Deposit to the amount initially deposited.

If the Security Deposit or any part thereof is less than the amount or any part of the amount for which the Lessee is responsible in virtue of the Lease, the Lessee must pay any difference and must indemnify and save harmless the Lessor from all responsibility in this respect. However, the Lessor may, at its option and total discretion and without prejudice to its other rights or remedies in virtue of the Lease or by law, pay the amount or any part of the amount that exceeds the Security Deposit or any part thereof, and in such event, the Lessee must reimburse the Lessor any excess, including expenses in this respect, within five (5) days following the Lessor’s written demand.

If the Lessee is not in default at the expiration of the Term, and if the Premises are surrendered to the Lessor in accordance with the Lease, the Security Deposit or any part thereof still remaining shall be returned to the Lessee within ~~t~~hir~~ty (30)~~ five (5) days following the expiration of the Term.

If the Premises are not surrendered to the Lessor in accordance with the Lease, and if the Lessor must clean and/or repair the Premises or remove Lessee’s signage and repair the Building in consequence thereof, at the expiration of the Term, the Lessor may, at its option and total discretion, in addition to its other rights or remedies in virtue of the Lease or by law, take and apply the Security Deposit or any part thereof still remaining towards any expenses incurred by the Lessor for the cleaning and/or the repairing of the Premises. If the Security Deposit or any part thereof still remaining is less than the expenses incurred by the Lessor for the cleaning and/or the repairing of the Premises, the Lessee must pay to the Lessor any difference within five (5) days following the Lessor’s written demand.

In the event of the early termination or cancellation of this Lease or any extension or renewal thereof prior to the contractual termination date by either the Lessee or the Lessor and/or any third party, then any prepaid rent or sums remitted to the Lessor as security shall become the sole property of the Lessor without prejudice to the Lessor’s claim for accelerated rent or damages or other sums due.

Any and all references to: expenses incurred by the Lessor, in this present article and/or anywhere else in the Lease shall be interpreted as follows: “Expenses incurred by the Lessor” include, without restriction, the sums spent by the Lessor for the cleaning and/or the repairing of the Premises, the expenses in this respect, as well as an administration fee equal to fifteen percent (15%).

41.4                        Right of First Refusal

Provided that the Lessee has not been in default of any of its obligations, at any time during the Term, the Lessee shall have, throughout the Term as the case may be, a right of first refusal to lease any adjacent space to the Premises that may be coveted by a third party (the “‘Right of First Refusal”).

In any event that the Lessor receives an acceptable offer to lease such space in the Building from a third party, the Lessor shall use reasonable efforts to grant advance notice to the Lessee and will immediately forward a copy of any such third party offer to the Lessee, save and except for any references made to the third party’s name and address. The Lessee shall then have ~~three (3)~~ ten (10) business days from the date any such offer was received to exercise its Right of First Refusal to lease any such space, the whole based on the same rental rate, terms and conditions contained in the third party’s offer. In order to exercise its Right of First Refusal the Lessee shall notify the Lessor in writing of its intention with regards to any such offer within the aforementioned delay, namely within ~~three (3)~~ ten (10) business days from the date any such third party’s offer was received by the Lessee, failing which, it shall be assumed that the Lessee has opted not to exercise its Right of First Refusal on said space and the Right of First Refusal for said space shall then become null and void and of no further effect and the Lessor shall have the right to lease said space to said third party.

This Right of First Refusal is a personal right of the Lessee and is neither transferable nor assignable, and is subject to any pre-existing rights of first refusal given to other tenants of the Building.

41.5                        Right to Expand

Provided Lessee is not in Default of any obligations as described by this Lease, Lessee shall have the right, at any time during the Term, to expand its Premises within Lessor’s portfolio.

41.6                        Measurement of the Leased Premises

Lessor shall have the right, at its entire discretion and at any time during the Term of the Lease, to verify how much space Lessee occupies. If Lessee occupies more than the allotted 23,152 square feet, Lessor will have the right to invoice Lessee for the extra space occupied, under the same terms and conditions of the present Lease Agreement.

41.7                        Option to Renew

Provided the Lessee is not and has not been in default under the terms and conditions of the Lease, it shall have the right to renew the Term for One (1) additional period of Two (2) years, commencing on the First (1st) day of July, 2011 and terminating on the Thirtieth (30th) day of June, 2013 (the “Renewal Period”), the whole, at the same terms and conditions contained in the Lease, save and except for this option to renew, which shall no longer apply and save and except that: the Lessee shall not be entitled to any leasehold improvements and that it shall not be entitled to any free rent period and for the Base Gross Rent which shall have to be negotiated prior to the expiry of the Term and that the Base Gross Rent for the Renewal Period shall be negotiated based on the then market rate for similar buildings in the Greater Montreal Region but that said Base Gross Rent shall not, under any circumstances, be less than the Base Gross Rent payable by the Lessee for its Premises, during the last year of the Term.

Furthermore, the present option to renew is conditional upon the Lessee advising the Lessor of its intention to renew the Lease at least six (6) months prior to the expiration of the Term; failing which, the option to renew shall become null and void and of no effect.

42.                               ACCEPTANCE

The present Lease is open for signature by the Lessee until 3:00 p.m., April 30th, 2010, after which time it will become null and void and of no further effect.

Furthermore it is expressly agreed and understood that the present Lease will not be considered as binding the Lessor and the Lessee unless said Lease is accepted and signed by the Lessor.

43.                               LANGUAGE

The parties acknowledge having expressly required that this Lease and all writings relating thereto be drawn up in English. Les parties déclarent avoir expressément requis que ce Bail et tous les documents s’y rapportant soient rédigés en anglais.

ACCEPTED AND SIGNED ON THIS 12 DAY OF May 2010

OLYMBEC DEVELOPMENT (2004) INC.

/s/ G. Garcia		/s/ Authorized Person
Witness	Per:

Witness

ACCEPTED AND SIGNED ON THIS 29 DAY OF April 2010

DAVIDSTEA INC.

/s/ Howard Tafler	/s/ David Segal
Witness	Per: Mr. David Segal

/s/ Witness
Witness

Schedule “B”

Pre-Authorized Debit Plan

I/we authorize Landlord (as defined in the attached Lease), and the financial institution designated (or any other financial institution I/We may authorize at any time) to begin deductions as per my/our instructions for monthly regular recurring payments of all rental services as per my lease attached. Regular monthly payments for the full amount of services delivered will be debited to my/our specified account on the          day of each month. Landlord (as defined in the attached Lease) will provide a 10 days written notice of any changes for my regular debit. Landlord (as defined in the attached lease) will obtain my/our authorization for any other on-time or sporadic debits.

This authority is to remain in effect until Landlord (as defined in the attached Lease) has received written notification from me/us of its change or termination. This notification must be received at least ten (10) business days before the next debit is scheduled at the address provided below. I/We obtain a sample cancellation form, or more information on my/our right to cancel a PAD Agreement at my/our financial institution or by visiting www.cdnpay.ca.

Landlord (as defined in the attached Lease) may not assign this authorization, whether directly or indirectly, by operation of law, change of control or otherwise, without providing at least ten (10) days prior written notice to me/us.

I/we have certain recourse rights if any debit does not comply with this agreement. For example, I/We have the right to receive reimbursement for any PAD that is not authorized or is not consistent with this PAD Agreement. To obtain a form for Reimbursement Claim, or for more information on my/our rights. I/we may contact my/our financial institution or visit www.cdnpay.ca.

PLEASE PRINT

DATE:

Name(s):	Olymbec Client number:

	Type of Service: Personal	Business

Address:

City/Town:	Province:	Postal Code:

Phone Number (Bus.)	(Res.)

Financial Institution (FI):

F1 Account Number:	FI Transit Number:
(branch - 5 digits; FI 3 digits)

Address:

City/Town:	Province:	Postal Code:

Authorized Signature(s):

S:\Temp Drawing Proposals\Areas\Gerry\FAIE 5700 - april 8th - 2.dwg, 30/09/2010 11:06:55 AM, Michael

Note That All Dimensions Are Approximate.
5690
5692
5700
LOADING DOCKS
22' CEILING HT.
20' CEILING HT.
23,152 sq.ft. (gross)
Legend:
Plan Layout